                                                                    EXHIBIT 10.3

                                                                  EXECUTION COPY


                              CONSULTANT AGREEMENT


         THIS CONSULTANT AGREEMENT (this "Agreement"), dated the 17th day of November, 2005, by and between Wolverine Tube, Inc., a Delaware corporation (the "Company") and DH Partners, LLC, a Florida limited liability company (the "Consultant"), as follows:


                                    RECITALS


         WHEREAS, the Company desires to engage the Consultant to provide certain consulting services to the Company; and


         WHEREAS, the Consultant is willing to provide certain consulting services to the Company; and


         WHEREAS, as an inducement to the Company to enter into this Agreement with the Consultant, Dennis J. Horowitz ("Horowitz") agreed to provide the Company with the Inducement dated the 17th day of November, 2005 as annexed hereto as Exhibit A; and


         WHEREAS, the parties hereto desire to set forth their respective rights and obligations with respect to the consulting arrangement.


         NOW, THEREFORE, the parties hereto, in consideration of the mutual promises recited herein, agree as follows:


         Consulting Arrangement


         1. The Consultant shall during the term hereof provide such advisory consulting services as the Company's then Chief Executive Officer (the "CEO") or the Board of Directors of the Company (the "Board of Directors") may reasonably request from time to time on reasonable notice; provided however, that except as otherwise mutually agreed between the parties, the services requested shall be limited to (a) 100 business days (including travel time) per year during each of the first and second contract years, and (b) no more than fifteen (15) days per month. In the event the term of this Agreement is extended beyond the second year, the Consultant shall provide such advisory and consulting services to the Company for such number of business days as mutually agreed upon by the Company and the Consultant.

         2. The Consultant's duties shall include the following specific matters: (a) advice and assistance with regard to the Company's credit facilities, (b) assistance in effecting the transition of responsibilities to the new CEO, and the search, hiring, and transition of other executive officers as may be required, and (c) continuing and developing relationships with domestic and international suppliers and domestic and international customer development.


         3. The consulting and advisory services described in this Agreement shall only be provided on behalf of the Consultant by Horowitz and no other person or entity, including but not limited to, any other member, officer, employee, agent or independent contractor of the Consultant may provide the consulting and advisory services to the Company pursuant to this Agreement. The consulting and advisory services shall be of a type and level commensurate with the consulting and advisory services customarily provided by senior level executives to public companies.


         Compensation and Benefits


         4. As full and total compensation for services rendered under this Agreement, the Company shall: (a) pay the Consultant a fee at an annual rate of $225,000, payable in equal bimonthly installments; provided that if the Consultant and the CEO mutually agree that the Consultant's services are to be provided in excess of 100 business days in any contract year as set forth in Paragraph 1(a) hereinabove, Consultant shall be paid $2,250 or such other amount as agreed between the parties for each day in excess of 100 business days that the Consultant provides services to the Company pursuant to this Agreement in such contract year, and (b) in the event the term of this Agreement is extended beyond the second year, pay the Consultant a fee as agreed between the parties for each day in which the Consultant provides services to the Company pursuant to this Agreement.


         5. During the term of this Agreement, the Company shall reimburse the Consultant for Horowitz's reasonable travel and lodging expenses when at the Company's headquarters or such other travel locations where the Consultant is requested to perform services. The Consultant shall submit an application for such reimbursement in a form acceptable to the Company and shall provide all backup and supporting documentation. The Company shall also reimburse the Consultant for reasonable client entertainment and other reasonable business expenses in accordance with the Company's policies.


         6. Company shall make available secretarial and administrative support to Horowitz in connection with the Consultant's performance of duties during the term of this Agreement; provided, however, that such secretarial and administrative support shall only be provided from the Company's headquarters.

         7. No additional compensation or fee shall be payable by the Company to the Consultant by reason of any benefit gained by the Company directly or indirectly through the Consultant's efforts on the Company's behalf, nor shall the Company be liable in any way for any additional compensation, fee, expense reimbursement, or any other amounts unless the parties have expressly agreed thereto in writing.


         Term and Termination


         8. The term of this Agreement shall be for a period of two years commencing on December 9, 2005 (the "Effective Date") and the services provided by the Consultant hereunder shall terminate on the second anniversary of the Effective Date (the "Termination Date"), unless the term is extended by mutual agreement of the parties or terminated earlier as provided herein. Notwithstanding the foregoing, either party may terminate the Consultant's services under this Agreement for any reason whatsoever prior to the Termination Date in which case the Company shall have no further obligation to pay the Consultant any consultant fees or reimburse the Consultant for any expenses incurred thereafter; except that, in the event such termination by the Company is not for Cause (as hereinafter defined) or is by the Consultant for Good Reason (as hereinafter defined), the Company shall promptly pay to the Consultant a lump sum equal to the consultant fees that the Consultant would have received through the Termination Date. Such amount will be paid without any obligation to mitigate or offset other amounts earned. Paragraph 14 shall survive and not be affected by any termination or expiration of this Agreement or any termination of the Consultant's status as a consultant or advisor to the Company.


         For purposes of this Agreement, termination for "Cause" shall mean termination of the Consultant's services hereunder because of or in the event
(a) the Consultant's or Horowitz's conviction for, or guilty plea to, a felony or a crime involving moral turpitude, (b) the Consultant's or Horowitz's commission of an intentional act of personal dishonesty in connection with their relationship with the Company as a consultant and/or director (as the case may be), (c) an intentional breach of fiduciary duty by the Consultant or Horowitz in connection with the Consultant's or Horowitz's relationship with the Company as a consultant and/or director (as the case may be); (d) the Consultant's or Horowitz's failure to execute or follow the written policies of the Company but only to the extent it would be reasonable for the Company to apply such written policies to the Consultant and/or Horowitz; (e) the Consultant's refusal to perform its duties and obligations to the Company as set forth in this Agreement; (f) any material breach of this Agreement by the Consultant; (g) the Consultant or Horowitz provides consulting or advisory services to another entity or person with respect to projects, ventures or other undertakings which are in direct competition with the then activities of the Company; (h) the death or Disability (as hereinafter defined) of Horowitz; (i) Horowitz breaches any of the covenants set forth in Paragraph 5(d) of the Retirement Agreement entered into by the Company and Horowitz on November 17, 2005; or (j) the Board of Directors becomes aware of information, which was not known by the full Board of Directors as of the Effective Date, that would have permitted a for "Cause" termination of Horowitz's employment by the Company pursuant to the terms of the 2002 Change in Control, Severance and Non-Competition

Agreement entered into by and between Horowitz and the Company on July 12, 2002; provided that the events described in (d), (e), (f), (g), and (i) above shall not constitute for "Cause" unless the Company provides the Consultant with written notice of the circumstances giving rise to such "Cause" and the Consultant does not cure such circumstances within 10 days of its receipt of such notice. Any determination made by the Company with respect to whether this Agreement may be terminated by the Company for "Cause" shall be done so in good faith.


         For the purposes of this Agreement "Good Reason" shall mean the Consultant's termination of this Agreement because of (a) a material breach by the Company of any provisions of this Agreement, or (b) the failure of the Company to obtain and deliver to the Consultant a satisfactory written agreement from any successor to the Company to assume and agree to perform this Agreement; provided that none of the above shall constitute "Good Reason" unless the Consultant provides written notice to the Company of the circumstances giving rise to such "Good Reason" and the Company does not cure such circumstances within 10 days of its receipt of such notice.


         For purposes of this Agreement "Disability" shall mean Horowitz's becoming physically or mentally disabled, whether totally or partially, such that he is unable to perform the consultant and advisory services on the Consultant's behalf for a period of one hundred and eighty (180) consecutive days.


         Independent Contractor Status


         9. The Consultant is an independent contractor and is not an agent of the Company nor are any of its officers, employees, agents or independent contractors employees or agents of the Company. Neither the Consultant nor any of its officers, employees, agents or independent contractors shall represent itself as an agent of the Company and may not commit or obligate the Company in any way to other parties.


         10. The Consultant, its officer's, employees, agents, and independent contractors shall have no authority, nor shall they represent themselves as having any authority, to bind the Company in any manner whatsoever.


         11. Federal, state and local income tax, occupational tax and/or payroll tax of any kind shall not be withheld or paid by the Company on the Consultant's behalf. Horowitz shall not be treated as an employee with respect to the services performed hereunder for federal, state and/or local tax purposes. The Company will report the amounts paid to the Consultant pursuant to this Agreement on IRS Form 1099 to the extent required under the Internal Revenue Code of 1986, as amended. The Consultant agrees to pay any applicable federal, state and/or local taxes required by law due on account of the fees paid to the Consultant pursuant to this Agreement.

         Notices


         12. All notices, requests, consents and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given if delivered personally, sent by overnight courier (notices sent by overnight courier shall be deemed to have been given on the scheduled delivery date), on the date of transmission if delivered by confirmed facsimile or mailed first class, postage prepaid, by registered or certified mail (notices mailed shall be deemed to have been given on the third business day after mailing), as follows (or to such other address as either party shall designate by notice in writing to the other in accordance herewith:


                  If to the Company, to:


                      Address:     Wolverine Tube, Inc.
                                   200 Clinton Avenue W.
                                   Suite 1000
                                   Huntsville, AL 35801

                      Attention:   Chief Executive Officer

                      Fax No.:     (256) 890-0470


                  If to the Consultant, at the address last shown on the Company's records.


         Either party at any time may give notice of another address in accordance with the provisions of this Paragraph 12.


         Indemnification


         13. The Company hereby agrees to indemnify the Consultant and each of its members, officers, and employees (collectively, the "Consultant Indemnified Parties") and hold the Consultant Indemnified Parties harmless to the fullest extent permitted by applicable law against and in respect to any and all actions, suits, proceedings, claims, demands, judgments, costs, expenses (including reasonable attorney's fees), losses, and damages resulting from and the Consultant Indemnified Parties good faith performance of their duties and obligations to the Company hereunder. This provision is in addition to any other rights of indemnification the Consultant Indemnified Parties may have.

         Confidentiality


         14. The Consultant acknowledges that Consultant will have access to Confidential Information (as hereinafter defined) of the Company. The Consultant agrees not to disclose, communicate or divulge to, or use for the direct or indirect benefit of any person (including the Consultant), firm, association or any other entity (other than the Company or its affiliates) any Confidential Information other than in the good faith performance of its duties or in response to a legal process. "Confidential Information" includes, but is not limited to, and regardless of whether such information has been reduced to writing or designated as confidential, but only to the extent not generally known in the industry, customer and vendor lists (including any prospective customers and vendors), database, computer programs, frameworks, models, products, facilities and methods, marketing programs, sales, financial information, marketing, training and technical information, business methods, business policies, procedures, techniques, research or development projects or results, trade secrets (which includes the Company's customer, vendor and prospective customer and vendor lists), systems, procedures, manuals, confidential reports, pricing policies, business plans, computer software, intellectual property, information concerning how the Company creates, develops, acquires or maintains its products and marketing plans, targets its potential customers, and operates its businesses, and any other information not otherwise available to the general public. If any person (including any government agency and/or employee) requests in writing the disclosure or release of Confidential Information, the Consultant shall, to the extent legally permissible, immediately (a) notify the Company of such request so that the Company may pursue any available remedies to prevent the disclosure or release of such Confidential Information and (ii) furnish the Company a copy of all written materials pertaining to such request for Confidential Information as the Company shall deem appropriate.


         General Provisions


         15. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Consultant's rights and obligations under this Agreement may not be assigned without prior written consent of the Company. The Company may not assign its rights and obligations hereunder without the prior written consent of the Consultant, except to a successor to all or substantially all of the assets of the Company and then only if such assignee promptly delivers to the Consultant a written assumption of the obligations hereunder.


         16. This Agreement shall be governed by and construed in accordance with the laws of the State of Alabama.


         17. This Agreement shall constitute the sole agreement between the parties hereto with respect to the subject matter hereof and shall supersede any and all prior agreements or understandings relating to the subject matter hereof. No change or amendment to this Agreement shall be binding unless in writing and signed by both parties.


         18. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


         19. The headings in this Agreement are for reference only, and shall not affect the meaning or interpretation of this Agreement.


         20. In the event that any provision of this Agreement shall be declared to be invalid, illegal or unenforceable, such provision shall survive to the extent it is not so declared, and the validity, legality and enforceability of the other provisions hereof shall not in any way be affected or impaired thereby, unless such action would substantially impair the benefits to any party of the remaining provisions of this Agreement.


                            (SIGNATURE PAGE FOLLOWS)

         IN WITNESS WHEREOF, the parties hereto have caused this instrument to be signed as of the date indicated below.


DH PARTNERS, LLC                            WOLVERINE TUBE, INC.
Consultant                                  Company

By:    /s/ Dennis J. Horowitz         By:    /s/ Johann R. Manning, Jr.
       -------------------------             ---------------------------------
       Signature                             Signature

Name:  Dennis J. Horowitz             Name:  Johann R. Manning, Jr.
       -------------------------             -----------------------------------
       Printed                               Printed

Title: Managing Member                Title: Chief Operating Officer & President
       -------------------------             -----------------------------------

Date:  11/17/05                       Date:  11/17/05
       -------------------------             -----------------------------------

                                                                       Exhibit A


                                   INDUCEMENT

         As an inducement to Wolverine Tube, Inc. (the "Company") to enter into the Consultant Agreement with DH Partners, LLC (the "Consultant") dated as of November 17, 2005 and annexed hereto as Exhibit A (the "Consulting Agreement"), the undersigned hereby acknowledges and represents that he has carefully read the Consulting Agreement in its entirety and is fully familiar with all of the obligations, requirements, representations and warranties contained therein relating to the Consultant and, in consideration of the Company's execution of the Consulting Agreement, the undersigned hereby warrants, covenants and agrees that (i) he will perform the consulting services set forth in the Consulting Agreement on behalf of the Consultant and (ii) he will be bound by all of the obligations and requirements set forth in Paragraphs 11 and 14 of the Consulting Agreement in the same manner as if he had personally entered into the Consulting Agreement with the Company in the place of the Consultant.


Dated as of November 17, 2005

                                              ----------------------------------
                                              Dennis J. Horowitz